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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2001

Minntech Corporation (Exact name of registrant as specified in its charter)
Minnesota (State of Incorporation)	0-11278 (Commission file number)	41-1229121 (I.R.S. Employer Identification No.)
14605 — 28th Avenue North Minneapolis, Minnesota (Address of principal executive offices)		55447 (Zip Code)
(673) 553-3300 (Registrant's telephone number)

Item 5.  Other Items—Cantel Medical Corp. Agrees to Acquire Minntech

    On May 31, 2001, Cantel Medical Corp. ("Cantel") and Minntech Corporation ("Minntech") announced that they have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 30, 2001, among Cantel, Canopy Merger Corp., a wholly owned subsidiary of Cantel ("Merger Sub"), and Minntech.

    A copy of the press release announcing the execution of the Merger Agreement and a copy of the Merger Agreement are attached hereto as Exhibit 99 and Exhibit 2, respectively, and each is incorporated herein by reference.

    All stockholders should read the joint proxy statement/prospectus concerning the merger that will be filed with the Securities and Exchange Commission (the "SEC") and mailed to stockholders. The joint proxy statement/prospectus will contain important information that stockholders should consider before making any decision regarding the merger. Stockholders will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about Cantel and Minntech, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus will also be available, without charge, by contacting the Secretary of the appropriate company.

Item 7.  Financial Statements and Exhibits.

Exhibits
2.	Agreement and Plan of Merger, dated as of May 30, 2001, among Cantel Medical Corp., Canopy Merger Corp., and Minntech Corporation.
99.	Joint press release of Cantel and Minntech dated May 31, 2001.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINNTECH CORPORATION
Date: June 1, 2001	By:	/s/ BARBARA A. WRIGLEY Executive Vice President

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  Item 5. Other Items—Cantel Medical Corp. Agrees to Acquire Minntech
  Item 7. Financial Statements and Exhibits.
SIGNATURE